SiriusPoint reports a Q2 2022 combined ratio of 93.1% driven by positive underwriting results and growth in Insurance & Services segment

•Second quarter 2022 gross premiums written of $813 million with split of 53% insurance and 47% reinsurance reflecting execution of strategic shift towards Insurance & Services
•Strong contribution from SiriusPoint’s strategic partnerships

HAMILTON, Bermuda, August 3, 2022 - SiriusPoint Ltd. (“SiriusPoint” or the “Company”) (NYSE:SPNT) today announced results for its second quarter ended June 30, 2022.

Second Quarter 2022 Highlights
•Net loss of $61 million, or $0.38 per diluted common share
•Combined ratio of 93.1%, underwriting income of $39 million
•Tangible diluted book value per share decreased $0.43, or 3.6%, from March 31, 2022 to $11.45 per share
•Core income of $20 million, which includes underwriting income of $10 million, Core combined ratio of 98.3%, and Core net services income of $11 million
•Catastrophe losses were $16 million or 3 percentage points on the combined ratio
•Net investment loss of $142 million, including (12.5)% return from our investment in the TP Enhanced Fund
•Annualized return on average common equity of (11.8)%
Half Year 2022 Highlights
•Net loss of $278 million, or $1.74 per diluted common share
•Combined ratio of 93.4%, underwriting income of $72 million
•Tangible diluted book value per share decreased $1.82, or 13.7%, from December 31, 2021 to $11.45 per share
•Core income of $47 million, which includes underwriting income of $22 million, Core combined ratio of 98.0%, and Core net services income of $25 million
•Catastrophe losses were $23 million or 2 percentage points on the combined ratio; Russia/Ukraine losses of $19 million or 2 percentage points on the combined ratio
•Net investment loss of $347 million, including (25.9)% return from our investment in the TP Enhanced Fund
•Annualized return on average common equity of (25.7)%
Interim CEO, Dan Malloy, said: “Our performance this quarter reflects the strides we are making to transform our business. We continue to prioritize the improvement of our Reinsurance underwriting results and the growth of our Insurance & Services segment, which was a strong contributor to our underwriting profit this quarter.
While the economic environment impacted our investment returns this quarter, we have made significant progress de-risking our investment portfolio to reduce volatility going forward. We have a strong and stable balance sheet and we believe we are in a good position to capitalize on a rising rate environment.
I am excited by the opportunity ahead for SiriusPoint and proud to oversee our work and the progress we have achieved. I am confident that SiriusPoint remains on the right path to deliver long-term, sustainable and profitable growth.”

Key Financial Metrics
The following table shows certain key financial metrics for the three and six months ended June 30, 2022 and 2021:

	Three months ended		Six months ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
	($ in millions, except for per share data and ratios)
Combined ratio	93.1%	89.1%	93.4%	91.6%
Core underwriting income (1)	$9.6	$31.3	$22.3	$46.5
Core net services income (1)	$10.6	$8.8	$24.6	$51.5
Core income (1)	$20.2	$40.1	$46.9	$98.0
Core combined ratio (1)	98.3%	93.2%	98.0%	93.5%
Annualized return on average common shareholders’ equity attributable to SiriusPoint common shareholders	(11.8)%	10.6%	(25.7)%	23.0%
Basic book value per share (1) (2)	$12.62	$14.46	$12.62	$14.46
Tangible basic book value per share (1) (2)	$11.58	$13.38	$11.58	$13.38
Diluted book value per share (1) (2)	$12.48	$14.33	$12.48	$14.33
Tangible diluted book value per share (1) (2)	$11.45	$13.27	$11.45	$13.27
(1)Core underwriting income, Core net services income, Core income and Core combined ratio are non-GAAP financial measures. See definitions in “Non-GAAP Financial Measures” and reconciliations in “Segment Reporting”. Basic book value per share, tangible basic book value per share, diluted book value per share and tangible diluted book value per share are non-GAAP financial measures. See definitions and reconciliations in “Non-GAAP Financial Measures”.
(2)Prior year comparatives represent amounts as of December 31, 2021.
Second Quarter 2022 Summary
Consolidated underwriting income for the three months ended June 30, 2022 was $38.8 million compared to underwriting income of $49.3 million for the three months ended June 30, 2021. The change in underwriting results was due to a higher combined ratio, partially offset by a higher earned premium volume (93.1% and $568.8 million, respectively, for the three months ended June 30, 2022 compared to 89.1% and $452.3 million, respectively, for the three months ended June 30, 2021).
Consolidated underwriting income for the six months ended June 30, 2022 was $72.3 million compared to underwriting income of $57.8 million for the six months ended June 30, 2021. The change in underwriting results was due to a higher earned premium volume, partially offset by a higher combined ratio ($1,098.1 million and 93.4%, respectively, for the six months ended June 30, 2022 compared to $697.5 million and 91.6%, respectively, for the six months ended June 30, 2021).
Reportable Segments
The determination of our reportable segments is based on the manner in which management monitors the performance of our operations. In the fourth quarter of 2021, we began classifying our business into two reportable segments - Reinsurance and Insurance & Services.
Core Underwriting Results
Collectively, the sum of our two segments, Reinsurance and Insurance & Services, constitute our "Core" results. Core underwriting income, Core net services income, Core income and Core combined ratio are non-GAAP financial measures. See reconciliations in “Segment Reporting”. We believe it is important to review Core results as it better reflects how management views the business and reflects our decision to exit the runoff business. The sum of Core results and Corporate results are equal to the consolidated results of operations.
Three months ended June 30, 2022 and 2021
Core results for the three months ended June 30, 2022 included income of $20.2 million compared to income of $40.1 million for the three months ended June 30, 2021. Income for the three months ended June 30, 2022 consists of underwriting income of $9.6 million (98.3% combined ratio) and net services income of $10.6 million, compared to underwriting income of $31.3 million (93.2% combined ratio) and net services income of $8.8 million for the three months ended June 30, 2021. The change in underwriting income was primarily driven by higher catastrophe losses, lower favorable loss reserve development, and the shift in business mix away from Reinsurance to Insurance & Services, which has a higher contribution from longer-tail casualty business that typically carry higher loss and combined ratios. The change in net services income was primarily driven by the increased service revenue from the business growth in IMG, which benefited from increased demand for its travel insurance products and services, and new MGA relationships, partially offset by investment loss from Strategic

Investments of $0.5 million for the three months ended June 30, 2022 compared to investment gains from Strategic Investments of $6.5 million for the three months ended June 30, 2021.
For the three months ended June 30, 2022 catastrophe losses, net of reinsurance and reinstatement premiums, were $16.2 million, or 2.9 percentage points on the combined ratio, from South African floods and Midwest U.S. storms compared to $12.7 million, or 2.7 percentage points on the combined ratio, from European windstorms for the three months ended June 30, 2021.
Six months ended June 30, 2022 and 2021
Core results for the six months ended June 30, 2022 included income of $46.9 million compared to income of $98.0 million for the six months ended June 30, 2021. Income for the six months ended June 30, 2022 consists of underwriting income of $22.3 million (98.0% combined ratio) and net services income of $24.6 million, compared to underwriting income of $46.5 million (93.5% combined ratio) and net services income of $51.5 million for the six months ended June 30, 2021. The change in underwriting income was primarily driven by higher catastrophe losses, losses from the Russia/Ukraine conflict and the shift in business mix away from Reinsurance to Insurance & Services, which has a higher contribution from longer-tail casualty business that typically carry higher loss and combined ratios, and lower prior year favorable development. The change in net services income was primarily driven by the gain from our investment in Pie Insurance included in the six months ended June 30, 2021, partially offset by higher margins achieved in our IMG business for the six months ended June 30, 2022.
For the six months ended June 30, 2022, losses from the Russia/Ukraine conflict, including losses from the political risk, trade credit, and aviation lines of business, were $13.2 million, or 1.2 percentage points on the combined ratio. For the six months ended June 30, 2022, catastrophe losses, net of reinsurance and reinstatement premiums, were $23.1 million, or 2.1 percentage points on the combined ratio, from the South African floods, Midwest U.S. storms, European February storms and Australian flooding compared to $18.4 million, or 2.6 percentage points on the combined ratio, from European windstorms and winter storm Uri for the six months ended June 30, 2021.
Reinsurance Segment
Three months ended June 30, 2022 and 2021
Reinsurance incurred a segment loss of $0.2 million (100.1% combined ratio) for the three months ended June 30, 2022, compared to segment income of $28.8 million (91.5% combined ratio) for the three months ended June 30, 2021. The change in net underwriting results for the three months ended June 30, 2022 compared to the three months ended June 30, 2021 was driven by higher catastrophe losses, prior period adverse loss development, and a business mix shift to casualty lines, which carry higher attritional loss ratios than property lines excluding catastrophe losses.
Reinsurance gross premiums written were $378.3 million for the three months ended June 30, 2022, an increase of $0.7 million compared to the three months ended June 30, 2021, primarily driven by the growth in the Casualty business. This was partially offset by the lower premiums written from reduced exposure and enhanced risk selection in the Property business.
Six months ended June 30, 2022 and 2021
Reinsurance generated segment income of $2.9 million (99.6% combined ratio) for the six months ended June 30, 2022, compared to segment income of $45.3 million (91.6% combined ratio) for the six months ended June 30, 2021. The change in net underwriting results for the six months ended June 30, 2022 compared to the six months ended June 30, 2021 was due to higher catastrophe losses, higher prior period adverse loss development, and a business mix shift to casualty lines, which carry higher attritional loss ratios than property lines excluding catastrophe losses.
Reinsurance gross premiums written were $902.5 million for the six months ended June 30, 2022, an increase of $366.2 million compared to the six months ended June 30, 2021, primarily driven by a full quarter of legacy Sirius Group premiums in the first quarter of 2022 and the growth in the Casualty business, partially offset by the lower premiums written from reduced exposure and enhanced risk selection in the Property business.
Insurance & Services Segment
Three months ended June 30, 2022 and 2021
Insurance & Services generated segment income of $20.4 million for the three months ended June 30, 2022, compared to segment income of $11.3 million for the three months ended June 30, 2021. Segment income for the three months ended June 30, 2022 consists of underwriting income of $9.8 million (96.1% combined ratio) and net services income of $10.6 million, compared to underwriting income of $2.9 million (97.8% combined ratio) and net services income of $8.4 million for the three months ended June 30, 2021. The improvement in underwriting results was primarily driven by increased premium volume in both our property & casualty strategic partnerships and A&H business, as well as a lower combined ratio due to lower net acquisition expenses due to business mix. The increase in net services income is primarily driven by higher margins achieved in our IMG business.
Insurance & Services gross premiums written were $433.9 million for the three months ended June 30, 2022, an increase of $237.4 million compared to the three months ended June 30, 2021, primarily driven by growth in our property & casualty strategic partnerships with Pie Insurance, Arcadian and Corvus Insurance, as well as growth in A&H.
Six months ended June 30, 2022 and 2021
Insurance & Services generated segment income of $44.0 million for the six months ended June 30, 2022, compared to segment income of $52.7 million for the six months ended June 30, 2021. Segment income for the six months ended June 30, 2022 consists of underwriting income of $19.4 million (95.8% combined ratio) and net services income of $24.6 million, compared to underwriting income of $1.5 million (99.2% combined ratio) and net services income of $51.2 million for the six months ended June 30, 2021. The lower combined ratio is primarily due to a lower net acquisition cost ratio due to business mix. The decrease in net services income is primarily driven by the gain from our investment in Pie Insurance included in the six months ended June 30, 2021, partially offset by higher margins achieved in our IMG business for the six months ended June 30, 2022.
Insurance & Services gross premiums written were $917.4 million for the six months ended June 30, 2022, an increase of $530.0 million compared to the six months ended June 30, 2021, primarily driven by growth across Insurance & Services as well as the six months ended June 30, 2021 reflecting only a partial quarter in the first quarter of 2021 from the legacy Sirius Group companies, as well a growth in premiums from strategic partnerships and A&H.
Investments
Three months ended June 30, 2022 and 2021
Total realized and unrealized investment gains (losses) and net investment income was $(141.5) million for the three months ended June 30, 2022, compared to $77.4 million for the three months ended June 30, 2021.
Investment results for the three months ended June 30, 2022 were primarily attributable to the net investment loss of $57.3 million from our investment in the TP Enhanced Fund, corresponding to a (12.5)% return driven by a detraction from long event/fundamental equities; credit, including corporate credit and asset-backed securities; and from late stage private positions. These losses were partially offset by contribution from interest rate hedges and single name short equity positions. In addition to losses on the TP Enhanced Fund, we recognized losses of $58.0 million, or (1.8)%, on our debt securities and $0.9 million, or (0.5)%, on our equity securities and other long-term investment portfolios, primarily due to rising interest rates and to a lesser extent foreign currency movements and widening credit spreads. Our fixed income portfolio is positioned shorter than liabilities.
Investment results for the three months ended June 30, 2021 were driven by net investment income of $44.7 million from our investment in the TP Enhanced Fund, corresponding to a 3.7% return. The return was primarily attributable to long event/fundamental equities, particularly in the enterprise technology and healthcare sectors, as well as corporate and structured credit. In addition, we recognized net investment income of $35.5 million on fixed maturity, short term, cash equivalents and alternative investments. This was mainly attributable to unrealized gains of $25.5 million resulting from both market appreciation and favorable foreign exchange developments.
Six months ended June 30, 2022 and 2021
Total realized and unrealized investment gains (losses) and net investment income was $(346.6) million for the six months ended June 30, 2022, compared to $263.9 million for the six months ended June 30, 2021.
Investment results for the six months ended June 30, 2022 were primarily attributable to a net investment loss of $185.6 million from our investment in the TP Enhanced Fund, corresponding to a (25.9)% return driven by a detraction from long event/fundamental equities; credit, including corporate credit and asset-backed securities; and from late stage private positions. These losses were partially offset by contribution from interest rate hedges and single name short equity positions. In addition to losses on the TP Enhanced Fund, we recognized losses of $117.3 million, or (3.6)%, on our debt securities and $2.0 million, or (0.6)%, on our equity securities and other long-term investment portfolios, primarily due to rising interest rates and to a lesser extent foreign currency movements and widening credit spreads.
Investment results for the six months ended June 30, 2021 were primarily attributable to net investment income of $197.9 million from our investment in the TP Enhanced Fund, corresponding to a 18.9% return. The return was primarily attributable to long event/fundamental equities, in particular exposure to long-held private securities in the fintech and enterprise technology sectors that either went public or were listed in public markets during the first half of 2021. In addition, we recognized an unrealized gain of $35.4 million from our investment in Pie Insurance and $13.2 million in unrealized gains in other private equity and hedge fund investments for the six months ended June 30, 2021, partially offset by unrealized losses in debt securities and cash equivalents of $11.0 million.
Conference Call Details
The Company will hold a conference call to discuss its second quarter 2022 results at 8:30 a.m. Eastern Time on August 4, 2022. The call will be webcast live over the Internet from the Company’s website at www.siriuspt.com under the “Investor Relations” section. Participants should follow the instructions provided on the website to download and install any necessary audio applications. The conference call will also be available by dialing 1-877-451-6152 (domestic) or 1-201-389-0879 (international). Participants should ask for the SiriusPoint Ltd. second quarter 2022 earnings call.
A replay of the live conference call will be available approximately two hours after the call. The replay will be available on the Company’s website at www.siriuspt.com under the “Investor Relations” section.
Safe Harbor Statement Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding optimizing capital allocation, rebalancing towards Insurance & Services and reducing our risk profile, creating a sustainable long-term franchise and future profitability. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. The Company cautions you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Actual events, results and outcomes may differ materially from the Company’s expectations due to a variety of known and unknown risks, uncertainties and other factors. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements are the following: our ability to attract and retain key senior management; a downgrade or withdrawal of our financial ratings; our ability to execute on our strategic transformation, including changing the mix of business between insurance and reinsurance; the impact of the novel coronavirus (“COVID-19”) pandemic or other unpredictable catastrophic events including uncertainties with respect to current and future COVID-19 losses across many classes of insurance business and the amount of insurance losses that may ultimately be ceded to the reinsurance market, supply chain issues, labor shortages and related increased costs, changing interest rates, equity market volatility and ongoing business and financial market impacts of COVID-19; the costs, expenses and difficulties of the integration of the operations of Sirius International Insurance Group, Ltd. (“Sirius Group”); fluctuations in our results of operations; inadequacy of loss and loss adjustment expense reserves, the lack of availability of capital, and periods characterized by excess underwriting capacity and unfavorable premium rates; the performance of financial markets, impact of inflation, and foreign currency fluctuations; legal restrictions on certain of SiriusPoint’s insurance and reinsurance subsidiaries’ ability to pay dividends and other distributions to SiriusPoint; our ability to compete successfully in the (re)insurance market and the effect of consolidation in the (re)insurance industry; technology breaches or failures, including those resulting from a malicious cyber-attack on us, our business partners or service providers; the effects of global climate change, including increased severity and frequency of weather-related natural disasters and catastrophes and increased coastal flooding in many geographic areas; our ability to retain highly-skilled employees and the effects of potential labor disruptions due to COVID-19 or otherwise; the outcome of legal and regulatory proceedings, regulatory constraints on our business, including legal restrictions on certain of our insurance and reinsurance subsidiaries’ ability to pay dividends and other distributions to us, and losses from unfavorable outcomes from litigation and other legal proceedings; reduced returns or losses in SiriusPoint’s investment portfolio; our concentrated exposure in funds and accounts managed by Third Point LLC, our lack of control over Third Point LLC, our limited ability to withdraw our capital accounts and conflicts of interest among various members of Third Point Advisors LLC, TP Enhanced Fund, Third Point LLC and us; our potential exposure to U.S. federal income and withholding taxes and our significant deferred tax assets, which could become devalued if we do not generate future taxable income or applicable corporate tax rates are reduced; risks associated with delegating authority to third party managing general agents; future strategic transactions such as acquisitions, dispositions, investments, mergers or joint ventures; and other risks and factors listed under "Risk Factors" in the Company's most recent Annual Report on Form 10-K, as updated by the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, and other subsequent periodic reports filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date made and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures and Other Financial Metrics
In presenting SiriusPoint’s results, management has included financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (“GAAP”). SiriusPoint’s management uses this information in its internal analysis of results and believes that this information may be informative to investors in gauging the quality of SiriusPoint’s financial performance, identifying trends in our results and providing meaningful period-to-period comparisons. Core underwriting income, Core net services income, Core income, and Core combined ratio are non-GAAP financial measures. Management believes it is important to review Core results as it better reflects how management views the business and reflects the Company’s decision to exit the runoff business. Basic book value per share, tangible basic book value per share, diluted book value per share and tangible diluted book value per share are also non-GAAP financial measures. SiriusPoint’s management believes that long-term growth in book value per share is an important measure of the Company’s financial performance because it allows management and investors to track over time the value created by the retention of earnings. In addition, SiriusPoint’s management believes this metric is useful to investors because it provides a basis for comparison with other companies in the industry that also report a similar measure. Reconciliations of such measures to the most comparable GAAP figures are included in the attached financial information in accordance with Regulation G.
About the Company
SiriusPoint is a global insurer and reinsurer providing solutions to clients and brokers in almost 150 countries. Bermuda-headquartered with offices in New York, London, Stockholm and other locations around the world, we are listed on the New York Stock Exchange (SPNT). We have licenses to write Property & Casualty and Accident & Health insurance and reinsurance globally. Our offering and distribution capabilities are strengthened by a portfolio of strategic partnerships with Managing General Agents and technology driven insurance services companies within our Insurance & Services division. With over $3 billion total capital, SiriusPoint’s operating companies have a financial strength rating of A- (Excellent) from AM Best, S&P and Fitch. For more information please visit www.siriuspt.com.
Contacts
Investor Relations
Clare Kerrigan - SVP, Head of IR, External Marketing & Communications
clare.kerrigan@siriuspt.com
+1 441 542-3333

SIRIUSPOINT LTD.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
As of June 30, 2022 and December 31, 2021
(expressed in millions of U.S. dollars, except per share and share amounts)

	June 30, 2022	December 31, 2021
Assets
Debt securities, trading, at fair value (cost - $2,320.9; 2021 - $2,099.3)	$2,210.5	$2,085.6
Debt securities, available for sale, at fair value, net of allowance for credit losses of $0.0 (2021 - N/A) (cost - $726.8; 2021 - N/A)	715.5	—
Short-term investments, at fair value (cost - $1,382.7; 2021 - $1,076.0)	1,378.0	1,075.8
Investments in related party investment funds, at fair value	318.1	909.6
Other long-term investments, at fair value (cost - $424.9; 2021 - $443.0) (includes related party investments at fair value of $242.1 (2021 - $258.2))	436.4	456.1
Equity securities, trading, at fair value (cost - $1.7; 2021 - $4.5)	1.6	2.8
Total investments	5,060.1	4,529.9
Cash and cash equivalents	746.6	999.8
Restricted cash and cash equivalents	630.6	948.6
Redemption receivable from related party investment fund	—	250.0
Due from brokers	72.8	15.9
Interest and dividends receivable	14.6	8.3
Insurance and reinsurance balances receivable, net	1,934.8	1,708.2
Deferred acquisition costs and value of business acquired, net	271.3	218.8
Unearned premiums ceded	375.6	242.8
Loss and loss adjustment expenses recoverable, net	1,257.5	1,215.3
Deferred tax asset	180.1	182.0
Intangible assets	168.0	171.9
Other assets	129.2	126.8
Total assets	$10,841.2	$10,618.3
Liabilities
Loss and loss adjustment expense reserves	$4,940.8	$4,841.4
Unearned premium reserves	1,557.2	1,198.4
Reinsurance balances payable	759.0	688.3
Deposit liabilities	143.5	150.7
Securities sold, not yet purchased, at fair value	83.4	—
Securities sold under an agreement to repurchase	17.5	—
Due to brokers	18.0	6.5
Accounts payable, accrued expenses and other liabilities	206.5	229.8
Deferred tax liability	59.2	95.4
Liability-classified capital instruments	50.7	87.8
Debt	781.3	816.7
Total liabilities	8,617.1	8,115.0
Commitments and contingent liabilities
Shareholders’ equity
Series B preference shares (par value $0.10; authorized and issued: 8,000,000)	200.0	200.0
Common shares (issued and outstanding: 162,328,831; 2021 - 161,929,777)	16.2	16.2
Additional paid-in capital	1,630.3	1,622.7
Retained earnings	387.2	665.0
Accumulated other comprehensive loss, net of tax	(10.4)	(0.2)
Shareholders’ equity attributable to SiriusPoint shareholders	2,223.3	2,503.7
Noncontrolling interests	0.8	(0.4)
Total shareholders’ equity	2,224.1	2,503.3
Total liabilities, noncontrolling interests and shareholders’ equity	$10,841.2	$10,618.3

SIRIUSPOINT LTD.
CONSOLIDATED STATEMENTS OF INCOME (LOSS) (UNAUDITED)
For the three and six months ended June 30, 2022 and 2021
(expressed in millions of U.S. dollars, except per share and share amounts)

	Three months ended		Six months ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Revenues
Net premiums earned	$568.8	$452.3	$1,098.1	$697.5
Net realized and unrealized investment gains (losses)	(98.4)	23.9	(180.3)	55.4
Net realized and unrealized investment gains (losses) from related party investment funds	(60.5)	45.6	(191.5)	198.8
Net investment income	17.4	7.9	25.2	9.7
Total realized and unrealized investment gains (losses) and net investment income	(141.5)	77.4	(346.6)	263.9
Other revenues	45.8	31.8	83.0	88.7
Total revenues	473.1	561.5	834.5	1,050.1
Expenses
Loss and loss adjustment expenses incurred, net	360.3	250.9	700.4	397.8
Acquisition costs, net	123.6	105.6	232.1	174.6
Other underwriting expenses	46.1	46.5	93.3	67.3
Net corporate and other expenses	72.0	55.7	149.4	134.6
Intangible asset amortization	2.0	1.3	3.9	2.1
Interest expense	9.4	9.8	18.7	14.7
Foreign exchange (gains) losses	(56.5)	12.0	(75.9)	(0.4)
Total expenses	556.9	481.8	1,121.9	790.7
Income (loss) before income tax (expense) benefit	(83.8)	79.7	(287.4)	259.4
Income tax (expense) benefit	27.7	(9.6)	18.0	(19.4)
Net income (loss)	(56.1)	70.1	(269.4)	240.0
Net income attributable to noncontrolling interests	(0.7)	(1.6)	(0.4)	(1.6)
Net income (loss) available to SiriusPoint	(56.8)	68.5	(269.8)	238.4
Dividends on Series B preference shares	(4.0)	(4.0)	(8.0)	(5.5)
Net income (loss) available to SiriusPoint common shareholders	$(60.8)	$64.5	$(277.8)	$232.9
Earnings (loss) per share available to SiriusPoint common shareholders
Basic earnings (loss) per share available to SiriusPoint common shareholders	$(0.38)	$0.37	$(1.74)	$1.57
Diluted earnings (loss) per share available to SiriusPoint common shareholders	$(0.38)	$0.37	$(1.74)	$1.55
Weighted average number of common shares used in the determination of earnings (loss) per share
Basic	160,258,883	158,832,629	160,064,319	137,912,915
Diluted	160,258,883	160,894,216	160,064,319	139,561,196

SIRIUSPOINT LTD.
SEGMENT REPORTING

	Three months ended June 30, 2022
	Reinsurance	Insurance & Services	Core	Eliminations (2)	Corporate	Segment Measure Reclass	Total
Gross premiums written	$378.3	$433.9	$812.2	$—	$0.4	$—	$812.6
Net premiums written	321.5	301.4	622.9	—	0.1	—	623.0
Net premiums earned	319.5	244.3	563.8	—	5.0	—	568.8
Loss and loss adjustment expenses incurred, net	204.7	154.8	359.5	(1.1)	1.9	—	360.3
Acquisition costs, net	86.3	63.9	150.2	(26.8)	0.2	—	123.6
Other underwriting expenses	28.7	15.8	44.5	—	1.6	—	46.1
Underwriting income (loss)	(0.2)	9.8	9.6	27.9	1.3	—	38.8
Services revenue	—	56.6	56.6	(36.7)	—	(19.9)	—
Services expenses	—	44.8	44.8	—	—	(44.8)	—
Net services fee income	—	11.8	11.8	(36.7)	—	24.9	—
Services noncontrolling income	—	(0.7)	(0.7)	—	—	0.7	—
Net investment losses from Strategic Investments	—	(0.5)	(0.5)	—	—	0.5	—
Net services income	—	10.6	10.6	(36.7)	—	26.1	—
Segment income (loss)	(0.2)	20.4	20.2	(8.8)	1.3	26.1	38.8
Net realized and unrealized investment losses					(97.9)	(0.5)	(98.4)
Net realized and unrealized investment losses from related party investment funds					(60.5)	—	(60.5)
Net investment income					17.4	—	17.4
Other revenues					25.9	19.9	45.8
Net corporate and other expenses					(27.2)	(44.8)	(72.0)
Intangible asset amortization					(2.0)	—	(2.0)
Interest expense					(9.4)	—	(9.4)
Foreign exchange gains					56.5	—	56.5
Income (loss) before income tax benefit	$(0.2)	$20.4	20.2	(8.8)	(95.9)	0.7	(83.8)
Income tax benefit			—	—	27.7	—	27.7
Net income (loss)			20.2	(8.8)	(68.2)	0.7	(56.1)
Net income attributable to noncontrolling interest			—	—	—	(0.7)	(0.7)
Net income (loss) available to SiriusPoint			$20.2	$(8.8)	$(68.2)	$—	$(56.8)

Underwriting Ratios: (1)
Loss ratio	64.1%	63.4%	63.8%				63.3%
Acquisition cost ratio	27.0%	26.2%	26.6%				21.7%
Other underwriting expenses ratio	9.0%	6.5%	7.9%				8.1%
Combined ratio	100.1%	96.1%	98.3%				93.1%
(1)Underwriting ratios are calculated by dividing the related expense by net premiums earned.
(2)Insurance & Services MGAs recognize fees for service using revenue from contracts with customers accounting standards, whereas insurance companies recognize acquisition expenses using insurance contract accounting standards. While ultimate revenues and expenses recognized will match, there will be recognition timing differences based on the different accounting standards.

	Three months ended June 30, 2021
	Reinsurance	Insurance & Services	Core	Eliminations (2)	Corporate	Segment Measure Reclass	Total
Gross premiums written	$377.6	$196.5	$574.1	$—	$(25.4)	$—	$548.7
Net premiums written	322.7	145.0	467.7	—	(22.7)	—	445.0
Net premiums earned	336.6	131.4	468.0	—	(15.7)	—	452.3
Loss and loss adjustment expenses incurred, net	194.0	79.0	273.0	(0.7)	(21.4)	—	250.9
Acquisition costs, net	79.8	41.6	121.4	(15.4)	(0.4)	—	105.6
Other underwriting expenses	34.4	7.9	42.3	—	4.2	—	46.5
Underwriting income	28.4	2.9	31.3	16.1	1.9	—	49.3
Services revenue	—	33.9	33.9	(19.9)	—	(14.0)	—
Services expenses	—	30.0	30.0	—	—	(30.0)	—
Net services fee income	—	3.9	3.9	(19.9)	—	16.0	—
Services noncontrolling income	—	(1.6)	(1.6)	—	—	1.6	—
Net investment gains from Strategic Investments	0.4	6.1	6.5	—	—	(6.5)	—
Net services income	0.4	8.4	8.8	(19.9)	—	11.1	—
Segment income	28.8	11.3	40.1	(3.8)	1.9	11.1	49.3
Net realized and unrealized investment gains					17.4	6.5	23.9
Net realized and unrealized investment gains from related party investment funds					45.6	—	45.6
Net investment income					7.9	—	7.9
Other revenues					17.8	14.0	31.8
Net corporate and other expenses					(25.7)	(30.0)	(55.7)
Intangible asset amortization					(1.3)	—	(1.3)
Interest expense					(9.8)	—	(9.8)
Foreign exchange losses					(12.0)	—	(12.0)
Income before income tax expense	$28.8	$11.3	40.1	(3.8)	41.8	1.6	79.7
Income tax expense			—	—	(9.6)	—	(9.6)
Net income			40.1	(3.8)	32.2	1.6	70.1
Net income attributable to noncontrolling interest			—	—	—	(1.6)	(1.6)
Net income available to SiriusPoint			$40.1	$(3.8)	$32.2	$—	$68.5

Underwriting Ratios: (1)
Loss ratio	57.6%	60.1%	58.3%				55.5%
Acquisition cost ratio	23.7%	31.7%	25.9%				23.3%
Other underwriting expenses ratio	10.2%	6.0%	9.0%				10.3%
Combined ratio	91.5%	97.8%	93.2%				89.1%
(1)Underwriting ratios are calculated by dividing the related expense by net premiums earned.
(2)Insurance & Services MGAs recognize fees for service using revenue from contracts with customers accounting standards, whereas insurance companies recognize acquisition expenses using insurance contract accounting standards. While ultimate revenues and expenses recognized will match, there will be recognition timing differences based on the different accounting standards.

	Six months ended June 30, 2022
	Reinsurance	Insurance & Services	Core	Eliminations (2)	Corporate	Segment Measure Reclass	Total
Gross premiums written	$902.5	$917.4	$1,819.9	$—	$2.4	$—	$1,822.3
Net premiums written	696.4	638.9	1,335.3	—	1.6	—	1,336.9
Net premiums earned	627.1	457.1	1,084.2	—	13.9	—	1,098.1
Loss and loss adjustment expenses incurred, net	399.2	288.8	688.0	(2.3)	14.7	—	700.4
Acquisition costs, net	166.2	117.4	283.6	(52.4)	0.9	—	232.1
Other underwriting expenses	58.8	31.5	90.3	—	3.0	—	93.3
Underwriting income (loss)	2.9	19.4	22.3	54.7	(4.7)	—	72.3
Services revenue	—	113.4	113.4	(67.5)	—	(45.9)	—
Services expenses	—	88.1	88.1	—	—	(88.1)	—
Net services fee income	—	25.3	25.3	(67.5)	—	42.2	—
Services noncontrolling loss	—	0.1	0.1	—	—	(0.1)	—
Net investment losses from Strategic Investments	—	(0.8)	(0.8)	—	—	0.8	—
Net services income	—	24.6	24.6	(67.5)	—	42.9	—
Segment income (loss)	2.9	44.0	46.9	(12.8)	(4.7)	42.9	72.3
Net realized and unrealized investment losses					(179.5)	(0.8)	(180.3)
Net realized and unrealized investment losses from related party investment funds					(191.5)	—	(191.5)
Net investment income					25.2	—	25.2
Other revenues					37.1	45.9	83.0
Net corporate and other expenses					(61.3)	(88.1)	(149.4)
Intangible asset amortization					(3.9)	—	(3.9)
Interest expense					(18.7)	—	(18.7)
Foreign exchange gains					75.9	—	75.9
Income (loss) before income tax benefit	$2.9	$44.0	46.9	(12.8)	(321.4)	(0.1)	(287.4)
Income tax benefit			—	—	18.0	—	18.0
Net income (loss)			46.9	(12.8)	(303.4)	(0.1)	(269.4)
Net income attributable to noncontrolling interests			—	—	(0.5)	0.1	(0.4)
Net income (loss) available to SiriusPoint			$46.9	$(12.8)	$(303.9)	$—	$(269.8)

Underwriting Ratios: (1)
Loss ratio	63.7%	63.2%	63.5%				63.8%
Acquisition cost ratio	26.5%	25.7%	26.2%				21.1%
Other underwriting expenses ratio	9.4%	6.9%	8.3%				8.5%
Combined ratio	99.6%	95.8%	98.0%				93.4%
(1)Underwriting ratios are calculated by dividing the related expense by net premiums earned.
(2)Insurance & Services MGAs recognize fees for service using revenue from contracts with customers accounting standards, whereas insurance companies recognize acquisition expenses using insurance contract accounting standards. While ultimate revenues and expenses recognized will match, there will be recognition timing differences based on the different accounting standards.

	Six months ended June 30, 2021
	Reinsurance	Insurance & Services	Core	Eliminations (2)	Corporate	Segment Measure Reclass	Total
Gross premiums written	$536.3	$387.4	$923.7	$—	$(19.2)	$—	$904.5
Net premiums written	484.2	284.6	768.8	—	(24.3)	—	744.5
Net premiums earned	536.4	174.1	710.5	—	(13.0)	—	697.5
Loss and loss adjustment expenses incurred, net	302.2	107.6	409.8	(0.9)	(11.1)	—	397.8
Acquisition costs, net	138.7	55.8	194.5	(21.1)	1.2	—	174.6
Other underwriting expenses	50.5	9.2	59.7	—	7.6	—	67.3
Underwriting income (loss)	45.0	1.5	46.5	22.0	(10.7)	—	57.8
Services revenue	—	52.1	52.1	(27.3)	—	(24.8)	—
Services expenses	—	40.6	40.6	—	—	(40.6)	—
Net services fee income	—	11.5	11.5	(27.3)	—	15.8	—
Services noncontrolling income	—	(1.6)	(1.6)	—	—	1.6	—
Net investment gains from Strategic Investments	0.3	41.3	41.6	—	—	(41.6)	—
Net services income	0.3	51.2	51.5	(27.3)	—	(24.2)	—
Segment income (loss)	45.3	52.7	98.0	(5.3)	(10.7)	(24.2)	57.8
Net realized and unrealized investment gains					13.8	41.6	55.4
Net realized and unrealized investment gains from related party investment funds					198.8	—	198.8
Net investment income					9.7	—	9.7
Other revenues					63.9	24.8	88.7
Net corporate and other expenses					(94.0)	(40.6)	(134.6)
Intangible asset amortization					(2.1)	—	(2.1)
Interest expense					(14.7)	—	(14.7)
Foreign exchange gains					0.4	—	0.4
Income before income tax expense	$45.3	$52.7	98.0	(5.3)	165.1	1.6	259.4
Income tax expense			—	—	(19.4)	—	(19.4)
Net income			98.0	(5.3)	145.7	1.6	240.0
Net income attributable to noncontrolling interests			—	—	—	(1.6)	(1.6)
Net income available to SiriusPoint			$98.0	$(5.3)	$145.7	$—	$238.4

Underwriting Ratios: (1)
Loss ratio	56.3%	61.8%	57.7%				57.0%
Acquisition cost ratio	25.9%	32.1%	27.4%				25.0%
Other underwriting expenses ratio	9.4%	5.3%	8.4%				9.6%
Combined ratio	91.6%	99.2%	93.5%				91.6%
(1)Underwriting ratios are calculated by dividing the related expense by net premiums earned.
(2)Insurance & Services MGAs recognize fees for service using revenue from contracts with customers accounting standards, whereas insurance companies recognize acquisition expenses using insurance contract accounting standards. While ultimate revenues and expenses recognized will match, there will be recognition timing differences based on the different accounting standards.

SIRIUSPOINT LTD.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS & OTHER FINANCIAL MEASURES
Non-GAAP Financial Measures
Core Results
Collectively, the sum of the Company's two segments, Reinsurance and Insurance & Services, constitute "Core" results. Core underwriting income, Core net services income, Core income and Core combined ratio are non-GAAP financial measures. We believe it is important to review Core results as it better reflects how management views the business and reflects our decision to exit the runoff business. The sum of Core results and Corporate results are equal to the consolidated results of operations.
Core underwriting income - calculated by subtracting loss and loss adjustment expenses incurred, net, acquisition costs, net, and other underwriting expenses from net premiums earned.
Core net services income - consists of services revenues which include commissions, brokerage and fee income related to consolidated MGAs, and other revenues, services expenses which include direct expenses related to consolidated MGAs, services non-controlling income which represent minority ownership interests in consolidated MGAs, and net investment gains from Strategic Investments which are net investment gains/losses from investment in our strategic partners. Net services income is a key indicator of the profitability of the Company's services provided, including investment returns on non-consolidated investment positions held.
Core income - consists of two components, core underwriting income and core net services income. Core income is a key measure of our segment performance.
Core combined ratio - calculated by dividing the sum of Core loss and loss adjustment expenses incurred, net, acquisition costs, net and other underwriting expenses by Core net premiums earned. This ratio is a key indicator of our underwriting profitability.
Basic Book Value Per Share, Tangible Basic Book Value Per Share, Diluted Book Value Per Share, Tangible Diluted Book Value Per Share
Basic book value per share, as presented, is a non-GAAP financial measure and is calculated by dividing common shareholders’ equity attributable to SiriusPoint common shareholders by the number of common shares outstanding, excluding the total number of issued unvested restricted shares, at period end. While restricted shares are outstanding, they are excluded from Basic book value per share because they are unvested.
Tangible basic book value per share, as presented, is a non-GAAP financial measure and is calculated by dividing tangible common shareholders’ equity attributable to SiriusPoint common shareholders by the number of common shares outstanding, excluding the total number of unvested restricted shares, at period end. Management believes that effects of intangible assets are not indicative of underlying underwriting results or trends and make book value comparisons to less acquisitive peer companies less meaningful. The Company's management believes tangible book value per share is useful to investors because it provides a more accurate measure of the realizable value of shareholder returns, excluding the impact of intangible assets.
Diluted book value per share and tangible diluted book value per share, as presented, are non-GAAP financial measures and are calculated similar to the treasury stock method. Under the treasury stock method, we assume that proceeds received from in-the-money options and/or warrants exercised are used to repurchase common shares in the market. The dilutive effect of restricted shares, restricted share units and options are calculated in a manner consistent with how dilution is calculated using the treasury stock method for earnings per share. We have also followed a similar approach for calculating dilution for warrants, Series A preference shares, Upside Rights and other potentially dilutive securities issued as part of our acquisition of Sirius Group. Management believes these measures are useful to investors because they measure the realizable value of shareholder returns in a manner consistent with how dilution is calculated using the treasury stock method for earnings per share. Management believes that effects of intangible assets are not indicative of underlying underwriting results or trends and make book value comparisons to less acquisitive peer companies less meaningful. Also, the tangible diluted book value per share is useful because it provides a more accurate measure of the realizable value of shareholder returns, excluding intangible assets.

The following table sets forth the of basic book value per share, tangible basic book value per share, diluted book value per share and tangible diluted book value per share as of June 30, 2022 and December 31, 2021:

	June 30, 2022	December 31, 2021
Basic and diluted book value per share numerator:	($ in millions, except share and per share amounts)
Shareholders' equity attributable to SiriusPoint shareholders	$2,223.3	$2,503.7
Less: Series B preference shares	(200.0)	(200.0)
Common shareholders’ equity attributable to SiriusPoint common shareholders - basic	2,023.3	2,303.7
Plus: carrying value of Series A preference shares issued in merger	—	20.4
Common shareholders’ equity attributable to SiriusPoint common shareholders - diluted	2,023.3	2,324.1
Less: intangible assets	(168.0)	(171.9)
Tangible common shareholders' equity attributable to SiriusPoint common shareholders - basic	1,855.3	2,131.8
Tangible common shareholders' equity attributable to SiriusPoint common shareholders - diluted	$1,855.3	$2,152.2
Basic and diluted book value per share denominator:
Common shares outstanding	162,328,831	161,929,777
Unvested restricted shares	(2,051,368)	(2,590,194)
Basic book value per share denominator	160,277,463	159,339,583
Effect of dilutive Series A preference shares issued in merger(1)	—	—
Effect of dilutive warrants(2)	—	—
Effect of dilutive stock options, restricted shares and restricted share units issued to directors and employees	1,790,110	2,898,237
Diluted book value per share denominator	162,067,573	162,237,820

Basic book value per share	$12.62	$14.46
Tangible basic book value per share	$11.58	$13.38
Diluted book value per share	$12.48	$14.33
Tangible diluted book value per share	$11.45	$13.27
(1)As of June 30, 2022 and December 31, 2021 there was no dilution as the conversion would result in the forfeiture of all of the Series A preference shares.
(2)As of June 30, 2022 and December 31, 2021 there was no dilution as a result of the Company’s share price being under the lowest exercise price for warrants.
Other Financial Measures
Annualized Return on Average Common Shareholders’ Equity Attributable to SiriusPoint Common Shareholders
Annualized return on average common shareholders’ equity attributable to SiriusPoint common shareholders is calculated by dividing annualized net income (loss) available to SiriusPoint common shareholders for the period by the average common shareholders’ equity determined using the common shareholders’ equity balances at the beginning and end of the period.
Annualized return on average common shareholders’ equity attributable to SiriusPoint common shareholders for the three and six months ended June 30, 2022 and 2021 was calculated as follows:

	Three months ended		Six months ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
	($ in millions)
Net income (loss) available to SiriusPoint common shareholders	$(60.8)	$64.5	$(277.8)	$232.9
Common shareholders’ equity attributable to SiriusPoint common shareholders - beginning of period	2,088.2	2,407.5	2,303.7	1,563.9
Common shareholders’ equity attributable to SiriusPoint common shareholders - end of period	2,023.3	2,480.1	2,023.3	2,480.1
Average common shareholders’ equity attributable to SiriusPoint common shareholders	$2,055.8	$2,443.8	$2,163.5	$2,022.0
Annualized return on average common shareholders’ equity attributable to SiriusPoint common shareholders	(11.8)%	10.6%	(25.7)%	23.0%